NEW JERSEY RESOURCES CORPORATION

EXHIBIT 21-1

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OF INCORPORATION
New Jersey Natural Gas Company	New Jersey
NJR Service Corporation	New Jersey
NJR Energy Services Company	New Jersey
Subsidiaries:
NJR Storage Company	New Jersey
NJR Storage Partners (Limited Partnership)	New Jersey
NJR Capital Services Corporation (f/k/a NJR Development Corp.)	New Jersey
Subsidiaries:
NJR Energy Holdings Corporation	New Jersey
Subsidiary:
NJR Energy Corp.	New Jersey
Subsidiaries:
New Jersey Natural Resources Company	New Jersey
NJNR Pipeline Company	New Jersey
Natural Resources Compressor Company	New Jersey
NJR Investment Company	New Jersey
Commercial Realty & Resources Corp.	New Jersey
Paradigm Power, Inc.	New Jersey
Subsidiary:
Lighthouse One, Inc.	New York
NJR Retail Holdings Corporation	New Jersey
Subsidiaries:
NJR Natural Energy Company (f/k/a New Jersey Natural Energy Company)	New Jersey
NJR Home Services Company	New Jersey
NJR Plumbing Services, Inc.	New Jersey
NJR Power Services Corporation	New Jersey